UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 13, 2007

PETROHAWK ENERGY CORPORATION

(Exact name of Registrant as specified in its charter)

Delaware	000-25717	86-0876964
(State or other jurisdiction of incorporation or organization)	Commission File Number	(I.R.S. Employer Identification No.)

1000 Louisiana, Suite 5600 Houston, Texas	77002
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (832) 204-2700

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On August 13, 2007, William N. Hahne, Executive Vice President- Chief Operating Officer of Petrohawk Energy Corporation (“Petrohawk”), made the first disposition of 40,000 shares of Petrohawk common stock under his recently adopted pre-arranged stock trading plan to sell a portion of his Petrohawk common stock over an approximately nine month period. The plan anticipates the sale of approximately 40,000 shares per month. The stock trading plan was adopted in accordance with the guidelines specified under Rule 10b5-1 of the Securities Exchange Act of 1934, as amended. Under the plan, Mr. Hahne may sell up to 277,000 shares of Petrohawk common stock between August 13, 2007 and April 30, 2008.

Rule 10b5-1 allows corporate officers and directors to adopt written, pre-arranged stock trading plans when they are not in possession of material, non-public information. Using these plans, insiders can gradually diversify their investment portfolios, by spreading stock trades out over an extended period of time to reduce any market impact, while avoiding concerns about the initiation of stock transactions when in possession of material non-public information. The transactions under this plan are to be disclosed publicly through Form 144 and Form 4 filings with the Securities and Exchange Commission.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PETROHAWK ENERGY CORPORATION

Date: August 14, 2007	By:	/s/ Floyd C. Wilson
Floyd C. Wilson
Chairman of the Board, President and Chief Executive Officer

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